EX-99.906CERT

certification of president and Treasurer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the sarbanes oxley act of 2002

Martin R. Dean, President, and Zachary P. Richmond, Treasurer of Unified Series Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                  Treasurer

Unified Series Trust                                    Unified Series Trust

 /s/ Martin R. Dean                                       /s/ Zachary P. Richmond

Martin R. Dean                                       Zachary P. Richmond

Date:   1/29/2024                                          Date:     1/29/2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unified Series Trust and will be retained by Unified Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.